BARKER & FOLSOM
                   CERTIFIED PUBLIC ACCOUNTANTS

Thomas G. Barker, Jr., CPA, P.C.                   Randy K. Parker, CPA
M. Bradley Folsom, CPA, P.C.                              Nikki J. Thon

                Member of APCPA Division of Firms
                 Member of SEC Practice Section








CONSENT OF INDEPENDENT AUDITORS


Frontier Oil Exploration Company and Subsidiaries

Barker & Folsom do hereby consent to the incorporation by reference into the Registration Statement on Form S-8 of FX Energy, Inc. (the "Company"), of our opinion dated February 24, 1995, relating to the financial statements as of December 31, 1994 and for the year then ended, as such report is included in the Company's annual report on form 10-K for its fiscal year ended December 31, 1995.


BARKER & FOLSOM


/s/
Ogden, Utah
January 27, 1997